UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2006

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Technology Drive, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 836-4200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 20, 2006, American Superconductor Corporation (the “Company”) amended the Rights Agreement dated as of October 30, 1998, as amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”), to change the Final Expiration Date of the Rights issued under the Rights Agreement from October 30, 2008 to June 30, 2006. As a result of such amendment, the Rights will expire and the Rights Agreement will effectively terminate as of June 30, 2006.

Item 3.03. Material Modification to Rights of Securityholders.

The disclosure under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: June 26, 2006	By:	/s/ Gregory J. Yurek
Gregory J. Yurek Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 2 dated June 20, 2006 to Rights Agreement dated as of October 30, 1998, as amended, between the Company and American Stock Transfer & Trust Company.